Exhibit 99.1
 Southwest Iowa Renewable Energy  2016 Annual Meeting

    2016 Annual MeetingFiscal year 2015 in review

 This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are made in good faith by Southwest Iowa Renewable Energy, LLC (“SIRE,” “us” or “we”) and are identified by including terms such as “may,” “will,” “should,” “expects,” “anticipates,” “estimates,” “plans,” or similar language. In connection with these safe-harbor provisions, SIRE has identified in its annual report on Form 10-K, and in its other filings with the SEC, important factors that could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of SIRE, including, without limitation, the risk and nature of our business and the effects of general economic conditions on us. We may experience significant fluctuations in future operating results due to a number of economic conditions, including, but not limited to, competition in the ethanol industry, commodity market risks, financial market risks, counter-party risks, and risks associated with changes to federal policy or regulation. The cautionary statements and risk factors in this disclaimer and our Form 10-K expressly qualify all of SIRE’s forward-looking statements in this presentation. The forward-looking statements contained in this presentation are included in the safe harbor protection provided by Section 27A of the Securities Act of 1933. SIRE further cautions that such factors are not exhaustive or exclusive. SIRE does not undertake to update any forward-looking statement which may be made from time to time by or on behalf of SIRE unless an update is required by applicable securities laws.  Forward-Looking Statements and Disclaimer

 Sire leadership team

 Focus for 2015   Operate SafelyOperate ProfitablyManage RiskOperate Plant at High Volume When Margins Allow Continue Retiring Debt QuicklyPlan for 2016 thru 2020

 Total Days Without a Lost Time Day Accident

 Net Income (Loss)In Millions $   FYE 9/30/13 FYE 9/30/14 FYE 9/30/15 QE 12/31/15

 EBITDA In Millions $   FYE 9/30/13 FYE 9/30/14 FYE 9/30/15 QE 12/31/15

 Ethanol ProductionIn Millions of Gallons   FYE 9/30/13 FYE 9/30/14 FYE 9/30/15 QE 12/31/15

 Bank and Sub Debt In Millions $   9/30/11 9/30/12 9/30/13 9/30/14 9/30/15 12/31/15

 Book Value per SharePer Unit   9/30/12 9/30/13 9/30/14 9/30/15 12/31/15

 Trades    Number of Shares  Price Per Share  11/5/2015  6  $6,100  10/26/2015  6  $6,100  8/27/2015  4  $6,300  8/7/2015  6  $6,330  7/15/2015  6  $6,450  6/26/2015  14  $6,500  6/25/2015  6  $6,500  5/20/2015  6  $6,300  4/21/2015  5  $6,300  4/14/2015  5  $6,300

 Our 2 new grain bins

 Enogen deliveries

  CORN OIL ONE CONSTRUCTION

Fiscal Year 2015

- SIRE bought 43.2MM bushels of corn
  - *Total - $159.7MM ($3.70 / bu)*
- SIRE sold 119.9MM gallons of ethanol
- SIRE sold 342,947 tons of DG

SIRE
Southwest Iowa Renewable Energy
Farmers Fueling Our Future
www.SIREethanol.com

 CORN-ETHANOL-CRUDE OILprice per gallon

Focus for 2016

- Return to Shareholders
- Operate Safely
- Operate Profitably
- Diversification
- Manage Risk
- Low Cost Ethanol Producer
  - Energy - Precondensor
  - Yield – Precondensor and an additional Fermentor
- Plan for 2016 thru 2020
- Questions ?

SIRE
Southwest Iowa Renewable Energy
Farmers Fueling Our Future
www.SIREethanol.com

Financial Summary   January 2016

 Operational Information    FYE 9/30/13  FYE 9/30/14  FYE 9/30/15  QE 12/31/15  Gallons Sold (millions)  111.8  118.2  121.0  29.5  Average Price/Gallon  $2.35  $2.07  $1.53  $1.41  Bushels Ground (millions)  39.3  43.0  43.0  10.2  Total Cost of Corn  $279.7  $189.4  $155.6  $36.6  Yield (Ethanol/Bushel)  2.83  2.78  2.86  2.84

 Financial Highlights(millions , except per gallon)    FYE 9/30/13  FYE 9/30/14  FYE 9/30/15  QE 12/31/15  Revenue  $350.2  $319.4  $242.1  $53.2  Cost of Corn  $279.7  $189.4  $155.6  $36.6  Crush Margin / Gallon  $0.63   $1.13   $0.71  $0.55  EBITDA   $15.3    $66.8   $27.3  $4.4  Net Income (Loss)   $(5.5)   $48.6   $13.8  $1.1

 Financial Highlights(millions))    FYE 9/30/13  FYE 9/30/14  FYE 9/30/15  QE 12/31/15  Bank Debt   $68.8    $30.0    $30.9   $25.0  Bank Debt/Gallon   $0.55  $0.24   $0.25   $0.21  Bank Debt - Repayment   $12.6    $38.8   $(0.9)  $5.9  Subdebt Payments  $(3.8)  $22.7  $26.7  $0.0  Distributions  $0.0  $0.0  $13.3  $0.0

 Quarterly Crush MarginIn Millions $   6/30/14 9/30/14 12/31/14 3/31/15 6/30/15 9/30/15 12/31/15

LiquidityIn Millions $ 9/30/11 9/30/12 9/30/13 9/30/14 9/30/15 12/31/15

 Ethanol Yield (gallons/bushel)   FYE 9/30/12 FYE 9/30/13 FYE 9/30/14 FYE 9/30/15 QE 12/31/15

 DDG Equivalent ProductionIn Tons (000’s)  FYE 9/30/12 FYE 9/30/13 FYE 9/30/14 FYE 9/30/15 QE 12/31/15

 Corn Oil ProductionIn millions of pounds   FYE 9/30/12 FYE 9/30/13 FYE 9/30/14 FYE 9/30/15 QE 12/31/15

 Southwest Iowa Renewable Energy  The SIRE Merchandising Team Powered by Bunge  Kristan Barta, Commercial Manager  Dustin Ploeger, Senior Merchandiser

 SIRE CORN PROGRAM  43.2 MILLION BUSHELS PER YEAR3.6 MILLION BUSHELS PER MONTH   Marketing programs include; Deferred pricing, basis contracts, HTA’s, Alliance Advantage, etc. Competitive market for our local producers while buying the best net back for SIRE.    2015 Corn purchased  We strive to provide a positive experience start to finish!

  Sales - 2015 Delivery Rail 42,000 Tons DDG truck 195,000 Tons WDG 136,000 Tons   Southwest Iowa Renewable Energy  Continue to expanded domestic sales to truck and rail DDG markets, as China markets remain unstable. Maintained a steady wet feed market servicing many local feeders.